July 7, 2006

Steve Crimm
American Safety Insurance Services, Inc.
1845 The Exchange
Atlanta, Georgia  30339

Gentleman,

It is with deep regret that I must tender my resignation from the ASIG Board of Directors, effective immediately.  My health makes it impossible for me to continue.

I look with pride on my tenure on the board and my over 20 years association with ASIG.  I wish all of you nothing but the best and continued luck in growing the company.

Sincerely,

/s/William O. Mauldin

William O. Mauldin